EXHIBIT 24.2


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                              CERTIFIED RESOLUTIONS

                               BOARD OF DIRECTORS

                          VILLAGE FINANCIAL CORPORATION

                          Meeting held January 23, 1998

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         I,  Kenneth J.  Stephon,  do hereby  certify that I am the duly elected
Secretary of Village Financial Corporation, a New Jersey corporation; that the following is a true and correct copy of the resolutions duly adopted by at least a majority of the Board of Directors of said corporation at a meeting held on the date above-stated, a quorum being present throughout; and that such resolutions are in full force and effect and have not been amended or rescinded:

         WHEREAS, at a duly called meeting of the initial Board of Directors of Village Financial Corporation, a New Jersey corporation (the "Company"), held on January 23, 1998, the Board of Directors considered the matter of its initial organization and the organization of Village Bank (the "Bank"), a federally-chartered capital stock savings bank in the process of organization by the Company (the "Organization"), the formation of the Company by the Bank for the purpose of becoming the parent holding company of the Bank and the acquisition of all of the common stock of the Bank by the Company, as part of the Organization;

         WHEREAS, the Board has determined that it would be in the best interest of the Company to effect said Organization;

         NOW, THEREFORE, BE IT:

         RESOLVED, that the Certificate of Incorporation for the Company, as previously adopted by the sole incorporator of the Company and as presented to the Board at this meeting, a copy of which is attached hereto as Exhibit A, be and it hereby is ratified, approved, and adopted, and the Secretary is instructed to insert a specimen copy thereof in the Minute Book;

         FURTHER RESOLVED, that the Bylaws of the Company as presented to the Board at this meeting, a copy of which is attached hereto as Exhibit B, be, and they hereby are, approved and adopted as the Bylaws of the Company and the Secretary is instructed to insert a specimen copy thereof in the Minute Book;


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         FURTHER RESOLVED, that the following persons are elected to the offices set forth opposite their respective names, to serve at the pleasure of the Board of Directors or until their successors are elected and qualified:


                 Name                                Position
                 ----                                --------

          Kenneth J. Stephon                 President, Chief Executive Officer
                                               and Corporate Secretary
          William C. Hart                    Vice President
          William V.R. Fogler                Treasurer

         FURTHER RESOLVED, that all acts of William C. Hart, the sole incorporator of the Company, taken on behalf of the Company for the period since the inception of the Company to date, including the filing of the Certificate of Incorporation in the form attached hereto as Exhibit A with the Secretary of State of New Jersey, be, and they hereby are, approved, ratified, and confirmed;

         FURTHER RESOLVED, that the President and the Secretary of the Company, presently or hereafter elected, be, and both of them hereby are, authorized and directed for and on behalf of the Company to sign and countersign, or to cause to be signed or countersigned by facsimile, stock certificates representing the shares of the Company's common stock, par value of $0.10 per share ("Common Stock");

         FURTHER RESOLVED, that the President, the Secretary, and the Treasurer shall have and may exercise all the powers and duties incident to such office as set forth in the Company's Bylaws, and that the remaining officers, if any, shall have all the powers and duties incident to such offices and as are delegated to them from time to time or as are set forth in a description of such offices approved by the Board and inserted in the Minute book; and

         FURTHER RESOLVED, that the form of stock certificate presented to this meeting to be, and it hereby is, approved and adopted, and the Secretary is instructed to insert a specimen thereof in the Minute Book as Exhibit C;

         FURTHER RESOLVED, that the officers of the Company be, and they hereby are, authorized to cause the Company to pay all costs and expenses in connection with the organization and commencement of business of the Company and the issuance of its capital stock;

         FURTHER RESOLVED, that the office of the Company be, and it hereby is, established and maintained at 455 Federal City Road, Pennington, New Jersey 08534, and that meetings of the Board of Directors from time to time may be held either at such office or at such other office in the State of New Jersey or elsewhere, as the Board of Directors shall from time to time order;

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         FURTHER  RESOLVED,  that the fiscal year of the Company  shall begin on the first day of January of each year;

         FURTHER RESOLVED, that for the purpose of authorizing the Company to do business in any state, territory, or dependency of the United States or any foreign country in which it is necessary or expedient for the Company to transact business, the proper officers of the Company be, and they hereby are, authorized to appoint or substitute all necessary agents or attorneys for service of process, to designate and change the location of all necessary statutory offices, and, under the corporate seal if necessary or appropriate, to make and file all necessary certificates, reports, powers of attorney, and other instruments as may be required by the laws of any such state, territory, dependency, or country to authorize the Company to transact business therein;

         FURTHER RESOLVED, that the Bank, upon completion of its Organization and the receipt of all necessary regulatory approvals appurtenant thereto, be, and it hereby is, designated as a depository of the funds of this Company and that an account be opened with said Bank to be designated Village Financial Corporation;

         FURTHER RESOLVED, that the banking resolutions required by said Bank in order to open an ordinary checking account and such other accounts as the President of this Company shall deem appropriate be, and they hereby are, adopted as the resolutions of this Board of Directors as if fully set forth herein; and that the President of this Company be, and he hereby is, authorized to designate signatories to execute checks and other documents on behalf of this Company with respect to such accounts; and that the officers of this Company be, and they hereby are, authorized and directed to execute and deliver, in the name and on behalf of this Company and under its corporate seal or otherwise, any and all certificates, agreements, undertakings, authorizations, and other instruments or documents as said Bank may require and as shall be necessary or appropriate to carry out the intent and accomplish the purposes of this resolution; and that copies of any banking resolutions so executed shall be inserted in the Minute Book;

         FURTHER RESOLVED, that the President and the Treasurer, and each other person designated by such officers, such designation to be evidenced in writing and placed on file with the Secretary of the Company be, and each of them hereby is, authorized to initiate wire transfers on behalf of the Company;

         FURTHER RESOLVED, that the Secretary is authorized and directed to procure the proper corporate books, including stock certificate books, and the Treasurer is authorized to pay all expenses incident to or necessary for the organization of the Company and the transaction of its business;

         FURTHER RESOLVED, that the authority conferred by the foregoing resolutions shall continue until revoked by the Board of Directors of this Company, but said Company shall be fully protected in acting on such authority and may conclusively assume that the person(s) from

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time to time certified to it, under the seal of this Company,  are the person(s)
actually occupying the aforesaid office(s) and shall not be charged with any notice of the revocation of any such authority or the removal of any such person(s) unless and until it shall have actually received a certificate, under the seal of this Company, setting forth such revocation or removal;

         FURTHER RESOLVED, that the proper officers of the Company be, and each of them hereby is, authorized and directed, for and on behalf of the Company, to take all actions and to execute all agreements, instruments, and other documents as each of such officers considers necessary or advisable to effectuate each of the foregoing resolutions and to carry out the purposes thereof, the taking of any such action and the execution of any agreement, instrument, or document conclusively to evidence the due authorization thereof by the Company;

         FURTHER RESOLVED, that the Company be, and it hereby is, authorized to offer, issue, and sell to the public up to the number of shares of its Common Stock as determined by the Board which shares, when issued, shall be fully paid and nonassessable shares of Common Stock, all to be upon such specific terms and conditions and pursuant to such agreements as may be approved by the Board of Directors of the Company;

         FURTHER RESOLVED, that the Company hereby ratifies and approves the filing by the Company of a registration statement (the "Registration Statement") with the Securities Exchange Commission including the exhibits thereto and authorizes the filing by the Company of any amendments and supplements thereto or to the Prospectus contained therein, on the appropriate form authorized by the Securities and Exchange Commission, providing for the registration of the issuance of the Common Stock under the Securities Act of 1933, as amended;

         FURTHER RESOLVED, that the proper officers of the Company are hereby authorized and directed to register the Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended, if required by law;

         FURTHER RESOLVED, that the proper officers of the Company be, and each of them hereby is, authorized, in the name and on behalf of the Company, to execute and deliver a power of attorney appointing the directors and officers of the Company, or any one of them to act as attorneys-in-fact for the Company for the purpose of executing and filing with the Securities and Exchange Commission any such registration statement, or any amendment or supplement thereto, or any document deemed necessary, convenient, or appropriate by any such officer in connection therewith;

         FURTHER RESOLVED, that William C. Hart be, and he hereby is, designated and appointed as the agent for service of the Company in all matters relating to any such registration statement;


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         FURTHER  RESOLVED,  that the  Company  shall  use its best  efforts  to maintain a market for its Common Stock to list those shares on a national or regional securities exchange or on the Nasdaq Stock Market;

         FURTHER RESOLVED, that it is desirable and in the best interest of this Company that its securities be qualified or registered for sale in various states; that the President or any Vice President and the Secretary or an Assistant Secretary hereby are authorized to determine the states in which appropriate action shall be taken to qualify or register for sale all or such part of the securities of this Company as said officers may deem advisable; that said officers are hereby authorized to perform on behalf of this Company any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents, and appointments of attorneys for service of process; and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from this Company and the approval and ratification by this Company of the papers and documents so executed and the action so taken;

         FURTHER RESOLVED, that the Company hereby ratifies and approves the filing by the Bank with the Office of Thrift Supervision of a Permission to Organize and an Application for Insurance of Accounts with the Federal Deposit Insurance Corporation and any exhibits thereto and any amendment and supplements thereto with such agencies;

         FURTHER RESOLVED, that the Company hereby ratifies and approves the filing with the Office of Thrift Supervision of an application for approval to become a savings and loan holding company, including the filing of an Application H-(e)1 and any exhibits thereto and any amendments and supplements thereto;

         FURTHER RESOLVED, that the proper officers of the Company be, and each of them hereby is, authorized and directed to make, execute, and deliver, or cause to be made, executed, and delivered, all such agreements, documents, instruments, and papers, and to do, or cause to be done, all such further acts or things in the name of and on behalf of the Company and under its corporate seal or otherwise as they may deem necessary or appropriate to effect or carry out the purposes and intent of the foregoing resolutions; and all such acts and actions taken in furtherance of the Plan by the Officers of the Company and the Bank taken to date are hereby authorized, ratified, and confirmed.


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         IN WITNESS  WHEREOF,  I have hereunto set my hand as Secretary and have caused the corporate seal of Village Financial Corporation to be affixed hereto, this 23rd day of January, 1998.

                                       /s/ Kenneth J. Stephon
                                       -----------------------------------------
                                       Kenneth J. Stephon
                                       Secretary


[Corporate Seal]


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